UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2007

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-27305	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2007, Telkonet, Inc. (the “Company”) executed a definitive agreement with Smart Systems International, a Nevada corporation, (“SSI”) pursuant to which the Company agreed to acquire substantially all of the assets of SSI for cash and Company common stock having an aggregate value of $7,000,000, provided that the aggregate amount of cash to be paid shall not exceed $1,000,000. Consummation of the asset purchase is subject to customary closing conditions.

The Asset Purchase Agreement is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety. The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial statements of Business Acquired.

None.

(b)   Pro forma financial information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

99   Asset Purchase Agreement, dated February 23, 2007, by and between Telkonet, Inc. and Smart Systems International

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: March 1, 2007
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Vice President, Finance